EXHIBIT 99.1


PETROSEARCH REGISTRATION STATEMENT DECLARED EFFECTIVE

HOUSTON- September 8, 2005 -Petrosearch Energy Corporation (OTC: PTSG) ("Petrosearch" and "the Company") announced that its registration statement on Form SB-2 was declared effective by the SEC on September 7, 2005. Petrosearch is now a fully reporting 1934 Act company.

In announcing the registration, Richard Dole, President and CEO of Petrosearch stated, "We are pleased to have completed this important step in moving to a fully reporting, Sarbanes-Oxley compliant company."

About  Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States. Petrosearch is currently active in Texas, Oklahoma, North Dakota, Montana, Louisiana, and Mississippi. For more information about Petrosearch please visit http://www.petrosearch.com
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Contact:

Greg Noble
Vice President, Equity Markets
(713) 961-9337
greg.noble@petrosearch.com
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